            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this registration statement on Form S-1/A (File
No. 333-115319) of our report, which includes an explanatory paragraph relating to Trinity Partners Acquisition Company Inc.'s ability to continue as a going concern, dated May 4, 2004, on our audit of the financial statements of Trinity
Partners Acquisition Company Inc. We also consent to the reference to our Firm under the caption "Experts."

                                                    /s/ J. H. Cohn LLP

Great Neck, New York
June 17, 2004